Exhibit 99.1

Net Element Announces Reverse Stock Split

MIAMI, FL – May 24, 2016 - Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company”), a provider of global mobile payment technology solutions and value-added transactional services, today announced that effective at 12:01 am, Eastern Time, on May 25, 2016 (“Effective Date”), the Company will effect a one-for-ten reverse stock split (the “Reverse Stock Split”) of its outstanding common stock. The Company’s common stock will open for trading on the NASDAQ Capital Market on May 25, 2016 on a post-split basis.

Net Element will host a conference call on Tuesday, May 24, 2016 at 4:30pm Eastern Time to discuss the reverse stock split and provide business highlights for first quarter 2016. The conference call can be accessed by dialing +1(877) 303-9858, or for international callers +1(408) 337-0139, interested participants are encouraged to call approximately 10 minutes prior to the start of the call. The conference call will also be webcast live at http://edge.media-server.com/m/p/7gbnd96i.

“We believe this reverse stock split is an important step in attracting a broader spectrum of investors and regaining compliance with NASDAQ,” commented Oleg Firer, CEO of Net Element. “The board and management of Net Element consider NASDAQ listing as an important tool to support stock liquidity and company recognition for Net Element’s stockholders.”

The Reverse Stock Split is intended to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on the NASDAQ Capital Market. When the reverse stock split becomes effective, every ten (10) shares of common stock will automatically convert into one (1) share of common stock with no change in par value per share. This will reduce the number of shares outstanding as of May 25th, 2016 from approximately 115,169,896 to approximately 11,516,990. Any fractional shares resulting from the reverse stock split will be rounded up to the next whole share. There is no impact on the actual trading of Net Element’s shares. They will continue to trade on the NASDAQ Capital Market without interruption under the symbol NETE. The new CUSIP number for the common stock following the reverse split will be 64111R201.

Proportional adjustments will be made to Net Element’s outstanding stock options, outstanding warrants and equity-compensation plans. The number of authorized shares of the Company will remain unchanged and the reverse stock split will not affect the common stock capital account on our balance sheet.

Stockholders holding common shares though a brokerage account or book entry form will have their shares automatically adjusted to reflect the reverse stock split as of the effective date. The Company’s transfer agent, Continental Stock Transfer & Trust Company will act as the exchange agent for the reverse stock split. If you have shares held a brokerage or bank, you can contact them directly with any questions. If you hold shares in book entry form or you hold physical certificates, you should contact Continental at 917-262-2378.

About Net Element

Net Element, Inc. (NASDAQ: NETE) operates a payments-as-a-service transactional and value-added services platform for small to medium enterprise (“SME”) in the US and selected emerging markets. In the US it aims to grow transactional revenue by innovating SME productivity services such as its cloud based, restaurant point-of-sale solution Aptito. Internationally, Net Element’s strategy is to leverage its omni-channel platform to deliver flexible offerings to emerging markets with diverse banking, regulatory and demographic conditions such as UAE, Kazakhstan, Kyrgyzstan and Azerbaijan where initiatives have been recently launched. Further information is available at www.netelement.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, whether the reverse stock split will be beneficial to the Company and its stockholders, whether the reverse stock split will result in the Company regaining NASDAQ listing requirements or attract a broader universe of investors, whether Net Element can secure any additional financing and if such additional financing will be adequate to meet the Company's objectives. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) Net Element's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element's ability to successfully expand in existing markets and enter new markets; (iv) Net Element's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element's business; (viii) changes in government licensing and regulation that may adversely affect Net Element's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element's business; (x) Net Element's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk of further U.S. government sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K and the subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Contact:

Net Element, Inc.

media@netelement.com

+1 (786) 923-0502